Exhibit 10.2

WARRANT AGREEMENT

This WARRANT AGREEMENT (this “Agreement”) is made as of June 23, 2010, by and between Lighting Science Group Corporation, a Delaware corporation (the “Company”), and Pegasus Partners IV, L.P., a Delaware limited partnership (“Pegasus”).

RECITALS

WHEREAS, concurrently with the execution of this Agreement, the Company is entering into a Subscription Agreement pursuant to which it will issue and sell to Pegasus units (“Units”) of its securities, each Unit consisting of one share of the Company’s Series E Non-Convertible Preferred Stock, par value $0.001 per share (the “Series E Preferred Shares”) and warrants (the “Warrants”) entitling the holder thereof to purchase 50 shares of the Common Stock (as defined below);

WHEREAS, concurrently with the execution of this Agreement, the Company is issuing Pegasus a Unit certificate evidencing 235,295 Units (the “Pegasus Units”), each such Unit being purchased for $127.50 per Unit; and

WHEREAS, the Company and Pegasus desire to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company and the holders of the Warrants.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

Section 1. Definitions.

The following terms as used in this Agreement have the following meanings:

(a) “Affiliate” of, or a Person “Affiliated” with, a specified Person, is a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

(b) “Acquiring Entity” has the meaning attributed to it in Section 9(a).

(c) “Agreement” has the meaning attributed to it in the preamble of this Agreement.

(d) “Business Day” means any day other than Saturday, Sunday or federal holiday.

(e) “Change of Control” means (i) the sale, conveyance or disposition of all or substantially all of the assets of the Company (other than pursuant to a joint venture arrangement or other transaction in which the Company, directly or indirectly, receives at least fifty percent (50%) of the voting equity in another entity or a general partnership); (ii) the effectuation of a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of (other than (A) as a direct result of normal, uncoordinated trading activities in the Common Stock generally or (B) solely as a result of the disposition by a stockholder of the Company to an Affiliate of such stockholder); (iii) the consolidation, merger or other business combination of the Company with or into any other entity, immediately following which the prior stockholders of the Company fail to own, directly or indirectly, at least fifty percent (50%) of the voting equity of the surviving entity; (iv) a transaction or series of transactions in which any Person or “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) acquires more than fifty percent (50%) of the voting equity of the Company (other than the acquisition by a Person or “group” that is an Affiliate of or Affiliated with a Person or “group” that immediately prior to such acquisition, beneficially owned fifty percent (50%) or more of the voting equity of the Company); (v) the replacement of a majority of the Company’s Board of Directors with individuals who were not nominated or elected by at least a majority of the directors at the time of such replacement; or (vi) a transaction or series of transactions that constitutes or results in a “going private transaction” (as defined in Section 13(e) of the Exchange Act and the regulations of the Securities and Exchange Commission issued thereunder).

(f) “Closing Price” on any date of determination means (i) the closing sale price for the regular trading session (without considering after hours or other trading outside regular trading session hours) of the Common Stock (regular way) as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is listed, (ii) if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the OTC Bulletin Board, the National Quotation Bureau, Pink OTC Markets Inc. or any similar organization, or (iii) if the Common Stock is not so quoted, the average of the mid-point of the last bid and ask prices for the Common Stock from at least three nationally recognized investment banking firms that the Company reasonably selects for this purpose.

(g) “Common Stock” means (i) the Company’s common stock, $0.001 par value per share, and (ii) any capital stock into which the Common Stock is changed or any capital stock resulting from a reclassification of the Common Stock.

(h) “Company” has the meaning attributed to it in the preamble to this Agreement.

(i) “Delivery Date” has the meaning attributed to it in Section 4(a).

(j) “Derivative Security” means any right, option, warrant or other security convertible into or exercisable for Common Stock.

(k) “Detachment Date” has the meaning attributed to it in Section 3(b)(iii).

(l) “Ex Date” means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive an issuance or distribution.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Exercise Date” has the meaning attributed to it in Section 4(a).

(o) “Exercise Documents” has the meaning attributed to it in Section 4(a).

(p) “Exercise Notice” has the meaning attributed to it in Section 4(a).

(q) “Exercise Price” is equal to $7.00, subject to adjustment as set forth in this Agreement.

(r) “Exercise Price Accrual” has the meaning assigned thereto in the Series E Certificate.

(s) “Expiration Date” means the twelfth anniversary of the Issuance Date or, if such date falls on a day that is not a Business Day or a day on which trading does not take place on the principal exchange or automated quotation system on which the Common Stock is traded, the next Business Day.

(t) “Holder” has the meaning attributed to it in Section 3(b)(ii).

(u) “Issuance Date” means, with respect to any Warrants issued upon separation of the Pegasus Units, June 23, 2010.

(v) “Pegasus” has the meaning attributed to it in the preamble of this Agreement.

(w) “Pegasus Units” has the meaning attributed to it in the recitals of this Agreement.

(x) “Person” means a natural person or entity, or a government or any division, department or agency thereof.

(y) “Property Dividend” has the meaning attributed to it in Section 8(c).

(z) “Securities Act” means the Securities Act of 1933, as amended.

(aa) “Series D Units” means the units of the Company’s securities consisting of one share of the Company’s Series D Non-Convertible Preferred Stock, par value $0.001 per share and that portion of a warrant entitling the holder thereof to purchase one share of Common Stock at the price therein, in each case subject to adjustment.

(bb) “Series E Certificate” means the Certificate of Designation for the Company’s Series E Preferred Stock, as may be amended from time to time and filed with the Secretary of State of the State of Delaware.

(cc) “Series E Preferred Shares” has the meaning attributed to it in the recitals to this Agreement.

(dd) “Trading Day” means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

(ee) “Unit” has the meaning attributed to it in the recitals of this Agreement.

(ff) “Warrant” has the meaning attributed to it in the recitals of this Agreement.

(gg) “Warrant Certificate” has the meaning attributed to it in Section 3(a).

(hh) “Warrant Register” has the meaning attributed to it in Section 3(b)(i).

Section 2. Warrant Agent. The Company hereby agrees to act as the warrant agent with respect to the Warrants and agrees to perform such duties in accordance with the terms and conditions set forth in this Agreement.

Section 3. Warrants.

(a) Form of Warrant. Each Warrant shall be issued in certificated form in substantially the form attached as Exhibit A hereto (a “Warrant Certificate”), the provisions of which are incorporated herein, and shall be signed by, or bear the facsimile signature of, the Chief Executive Officer or President, and Treasurer or Secretary or Assistant Secretary of the Company. In the event the Person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such Person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

(b) Registration.

(i) Warrant Register. The Company shall maintain books (“Warrant Register”) for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Company shall issue and register the Warrants in the names of the respective holders.

(ii) Registered Holder. The term “Holder” shall mean, on or after the Detachment Date (as defined below), any Person in whose name ownership in the Warrants shall be registered upon the Warrant Register, and prior to the Detachment Date, the Person in whose name the Unit of which such Warrant or part thereof was originally part of, as registered upon the register relating to such Units. Prior to due presentment for registration or transfer of any Warrant, the Company may deem and treat the Holder as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificate made by anyone other than the Company), for the purpose of any exercise thereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

(iii) Detachability of Warrants. The Series E Preferred Shares and Warrants comprising the Units will be immediately separable after the Issuance Date (the “Detachment Date”), subject to the receipt by the Company of written notice from the registered holder of the Units of such holder’s intent to separate the Series E Preferred Shares and Warrants.

Section 4. Exercise of Warrant.

(a) Each Warrant, when signed by the Company, may be exercised by the Holder thereof, in whole or in part, on any Business Day and at any time prior to 5:00 p.m., Eastern Time, on the Expiration Date. Any exercise of a Warrant shall be effected by:

(i) delivery to the Company at the principal executive office of the Company of a written notice, in the form attached as Exhibit A hereto (the “Exercise Notice”), properly completed and executed, of Holder’s election to exercise the Warrant, specifying the number of shares of Common Stock to be purchased;

(ii) payment of an amount equal to the Exercise Price multiplied by the number of shares of Common Stock being purchased upon exercise (A) in cash or wire transfer of immediately available funds payable to the Company; (B) by means of a cashless exercise pursuant to Section 4(c); (C) by surrender of all or a portion (as appropriate) of such Holder’s Series E Preferred Shares pursuant to Section 4(d); or (D) following the redemption of the Holder’s Series E Preferred Shares, by applying the Exercise Price Accrual credited to the account of such Holder pursuant to Section 4(e) (the foregoing methods set forth in (A) through (D) of this Section 4(a)(ii) referred to herein as the “Payment,” and any Payment may include any combination of such methods); and

(iii) the surrender to the Company at the principal executive office of the Company of the definitive Warrant Certificate evidencing the Warrants to be exercised.

The Company shall, not later than the fifth Business Day (the “Delivery Date”) following receipt of an Exercise Notice, the Payment and the Warrant Certificate (collectively, the “Exercise Documents”), arrange for its transfer agent, on or before the Delivery Date, to issue and surrender to a nationally recognized courier for overnight delivery to the address specified in the Exercise Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled. Upon delivery of the Exercise Notice and the Payment (the “Exercise Date”), the Holder shall be deemed for all corporate purposes to have become the holder of record of the shares of Common Stock with respect to which a Warrant has been exercised on the Delivery Date, irrespective of the date of delivery of the certificates evidencing the shares of Common Stock. Notwithstanding the foregoing, the Company shall not be obligated to deliver any securities pursuant to the exercise of a Warrant if, in the opinion of counsel to the Company, the exercise of such Warrant is not exempt from the registration requirements of the Securities Act or the shares of Common Stock issuable upon exercise of such Warrant are not qualified for sale or exempt from qualification under applicable securities laws of the states or other jurisdictions in which the Holder(s) thereof reside unless a registration statement under the Securities Act with respect to the shares of Common Stock issuable upon the exercise of such Warrant is effective. Warrants may not be exercised by, or securities issued to, any Holder in any state in which such exercise or issuance would be unlawful.

(b) Unless the rights represented by a Warrant have expired or been fully exercised, the Company shall, as soon as practicable and in no event later than five Business Days after receipt of the Exercise Documents and at its own expense, issue a new Warrant Certificate representing the right to purchase the number of shares of Common Stock purchasable immediately prior to exercise of the Warrant, less the number of shares purchased upon exercise of the Warrant.

(c) In lieu of or in addition to exercising a Warrant by means of paying via cash or wire transfer or pursuant to Section 4(d) or Section 4(e), the Holder may elect to make the Payment by means of receiving shares equal to the value of the Warrant (or portion thereof being exercised) by delivery and surrender of the Warrant together with the Exercise Notice in accordance with the terms hereof, duly completed to indicate a net issuance exercise and executed by the Holder, in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X = Y(A-B)/A

where	X	=	the number of shares issued to the Holder;

	Y	=	the number of shares purchasable (or portion thereof) under the Warrant that are being exercised at the date of the calculation;

	A	=	the Closing Price per share of Common Stock on the Trading Day immediately preceding the Exercise Date; and

	B	=	the Exercise Price on the date of the calculation

(d) In lieu of or in addition to exercising a Warrant by means of paying via cash or wire transfer or pursuant to Section 4(c), the Holder may elect to make the Payment by surrender of Series E Preferred Shares. In such case, the Holder shall surrender the number of whole Series E Preferred Shares, properly endorsed to the Company, having an aggregate Liquidation Value (as defined in the Series E Certificate) equal to the Payment as calculated pursuant to Section 4(a) (less any amounts paid via cash or wire transfer or pursuant to Section 4(c)). Unless all of the shares represented by the certificate for the Series E Shares have been surrendered, the Company shall, as soon as practicable and in no event later than five Business Days after receipt of the Exercise Documents and at its own expense, issue a new certificate representing the remaining Series E Shares owned by the Holder. Notwithstanding the foregoing, no Holder shall be entitled to receive cash or other consideration in satisfaction of the excess of the aggregate Liquidation Value of the Series E Preferred Shares surrendered pursuant to this Section 4(d) over the required Payment (the “Excess Amount”), it being understood and agreed that the Excess Amount shall never exceed the Exercise Price payable upon exercise of a Warrant to purchase one share of Common Stock. In the event that a Holder exercises a Warrant and elects to make the Payment pursuant to this Section 4(d) and such exercise results in an Excess Amount, then at the Holder’s option (as indicated on the Exercise Notice) the Excess Amount: (i) shall be forfeited to the Company or (ii) may be applied to exercise a Warrant to purchase one additional share of Common Stock; provided, that the Holder shall pay an amount in cash equal to the difference between the Excess Amount and the Exercise Price of the Warrant; provided further, that this option (ii) shall not be available if the Holder does not hold at least one Warrant immediately following the exercise resulting in the Excess Amount. If the Holder does not make an election with respect to the Excess Amount in the Exercise Notice, then the Excess Amount will be deemed to be forfeited to the Company.

(e) If a Warrant is exercised following the redemption of the Holder’s Series E Preferred Shares, then in lieu of or in addition to exercising a Warrant by means of paying via cash or wire transfer or pursuant to Section 4(c), the Holder may elect to make the Payment by applying that amount of the Exercise Price Accrual credited to the account of such Holder equal to the Payment as calculated pursuant to Section 4(a) (less any amounts paid via cash or wire transfer or pursuant to Section 4(c)). Any amount of the Exercise Price Accrual applied upon such exercise shall be deemed to have been surrendered by such Holder to the Company.

(f) No fractional shares of Common Stock are to be issued upon the exercise of a Warrant, but rather the number of shares of Common Stock issued shall be rounded up or down to the nearest whole number.

(g) Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the close of business on the Expiration Date.

Section 5. Covenants as to Common Stock. The Company hereby covenants and agrees as follows:

(a) The Warrants will be, and any Warrants issued in substitution for or in replacement of the Warrants upon issuance will be, duly authorized, executed and delivered.

(b) All shares of Common Stock issuable upon exercise of the Warrants will be, upon issuance, validly issued, fully paid and nonassessable and free from all liens and charges with respect to the issue thereof.

(c) As long as the Warrants may be exercised, the Company will have authorized and reserved at least the number of shares of Common Stock needed to provide for the exercise of the rights then represented by each Warrant and any other Derivative Security then outstanding.

Section 6. Warrant Holder Not Deemed a Stockholder. Except as specifically provided in Section 4(a), nothing contained in this Agreement shall be construed to (a) grant the Holder any rights to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, (b) confer upon the Holder any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, or (c) impose any liabilities on the Holder to purchase any securities or as a stockholder of the Company, whether asserted by the Company or creditors of the Company, prior to the issuance of the underlying shares of Common Stock.

Section 7. Ownership and Transfer.

(a) Prior to the Detachment Date, the Warrants may be transferred or exchanged only as part of the Unit in which such Warrant is included, and only for the purpose of effecting, or in conjunction with, a transfer or exchange of such Unit. For the avoidance of doubt, each transfer of a Unit on the register relating to such Units shall operate also to transfer the Warrants included in such Unit. Following the Detachment Date and until the redemption of the Holder’s Series E Preferred Shares, the Warrants may only be offered, sold, transferred or assigned in conjunction with the sale, transfer or assignment of whole Units only. Any time after the redemption of the Holder’s Series E Preferred Shares, the Warrant related to such redeemed Series E Preferred Shares may only be offered, sold, transferred or assigned in conjunction with the sale, transfer or assignment of the Exercise Price Accrual associated therewith. Any attempted transfer of the Warrants in violation of this Section 7(a) shall be null and void ab initio.

(b) Warrants may be surrendered to the Company, together with a written request for exchange or transfer (which in the case of any transfer, shall be in the form attached to Exhibit A hereto), and thereupon the Company shall issue in exchange therefor one or more new Warrants as requested by the Holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, that in the event that a Warrant surrendered for transfer bears a restrictive legend, the Company shall not cancel such Warrant and issue new Warrants in exchange therefor if the Company has received an opinion of counsel stating that such transfer may not be made or may not be made unless the new Warrants also bear a restrictive legend. Upon any such registration of transfer, the Company shall execute and deliver, in the name of the designated transferee, a new Warrant Certificate or Warrant Certificates of any authorized denomination evidencing in the aggregate a like number of unexercised Warrants.

(c) The delivery of the new Warrant Certificate by the Company to the transferee thereof shall be deemed to constitute acceptance by such transferee of all of the rights and obligations of a holder of a Warrant. Subject to the terms of this Section 7, a Warrant may be divided or combined with other warrants that carry the same rights upon presentation of the underlying Warrant Certificate at the principal executive office of the Company together with a written notice signed by the Holder specifying the names and denominations in which the new Warrant Certificates are to be issued.

(d) Upon the valid exchange or transfer of any Warrant in accordance with this Section 7, the Company shall register the transfer and the name of such transferee(s) upon the Warrant Register, and such transferee(s) shall become a Holder for all purposes thereafter.

Section 8. Adjustment of Exercise Price and Number of Shares. The Exercise Price and the number of shares of Common Stock issuable upon exercise of each Warrant shall be adjusted from time to time as follows:

(a) Stock Splits. If the Company subdivides (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to the subdivision will be proportionately reduced and the number of shares of Common Stock issuable upon exercise of each Warrant will be proportionately increased. If the Company combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to the combination will be proportionately increased and the number of shares of Common Stock issuable upon exercise of each Warrant will be proportionately decreased. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b) Stock Dividends. If the Company declares a dividend or any other distribution upon the Common Stock that is payable in shares of Common Stock or Derivative Securities, the number of shares of Common Stock issuable upon exercise of each Warrant will be proportionately increased and the Exercise Price in effect immediately prior to the declaration of the dividend or distribution will be reduced to the quotient obtained by dividing (i) the number of shares of Common Stock outstanding immediately prior to the declaration multiplied by the then effective Exercise Price by (ii) the total number of shares of Common Stock outstanding immediately after the declaration (assuming the exercise or conversion of any such Derivative Securities for cash (not on a “cashless” basis)).

(c) Adjustment for Property Dividends. If the Company declares a dividend or any other distribution upon the Common Stock that is payable in any of its assets (including cash) or debt securities or any rights, options or warrants to purchase debt securities, assets or other securities of the Company (other than (i) Common Stock pursuant to which another provision of this Section 8 applies or (ii) any dividend or distribution upon a merger or consolidation or sale to which Section 9 applies) (a “Property Dividend”), then and in each such event the Exercise Price for each Warrant in effect immediately prior to the close of business on the date for the determination of the holders of Common Stock entitled to receive such dividend or distribution shall be decreased by the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution filed with the Company) of such Property Dividend so distributed for each share of Common Stock.

Any adjustment under this Section 8(c) shall, become effective immediately prior to the opening of business on the day after the date for the determination of the holders of Common Stock entitled to receive a Property Dividend. If the Board of Directors determines the fair market value of any Property Dividend for purposes of this Section 8(c) by reference to the actual or when issued trading market for any securities comprising such Property Dividend, it must in doing so consider the prices in such market over the same period used in computing the Fair Market Value (pursuant to Section 8(e)) per share of Common Stock.

For purposes of clarity, if a declared Property Dividend would have reduced the Exercise Price to an amount below $0, the Exercise Price will be reduced to $0 and any remaining fair market value of the Property Dividend that would have resulted in a reduction of the Exercise Price below $0 shall be reflected in an increase of the number of shares issuable upon exercise of this Warrant pursuant to Section 8(d) hereto.

(d) Adjustment for Property Dividend In Special Circumstances. In the event that the Exercise Price is or has been reduced to $0 or a price that rounds to $0 due to adjustments to the Exercise Price pursuant to Section 8(c) and the Company declares a dividend or any other distribution upon the Common Stock that is a Property Dividend, this Section 8(d) shall apply and the number of shares of Common Stock issuable upon exercise of a Warrant shall be adjusted in accordance with the formula:

N’	=	N	x	M
M - F

where:

N’ =	the adjusted number of shares of Common Stock issuable upon exercise of a Warrant.

N =	the current number of shares of Common Stock issuable upon exercise of a Warrant.

M =	the Closing Price per share of Common Stock on the Business Day immediately preceding the Ex Date for such distribution.

F =	the fair market value on the Ex Date for such distribution of the assets, securities, rights or warrants distributable to one share of Common Stock after taking into account, in the case of any rights, options or warrants, the consideration required to be paid upon exercise thereof. The Board of Directors of the Company shall reasonably determine the fair market value in good faith.

The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

This Section 8(d) does not apply to regular quarterly cash dividends. If any adjustment is made pursuant to this Section 8(d) as a result of the issuance of rights, options or warrants and at the end of the period during which any such rights, options or warrants are exercisable, not all such rights, options or warrants shall have been exercised, this Warrant shall be immediately readjusted as if “F” in the above formula was the fair market value on the Ex Date for such distribution of the indebtedness or assets actually distributed upon exercise of such rights, options or warrants divided by the number of shares of Common Stock outstanding on the ex-dividend date for such distribution. Notwithstanding anything to the contrary contained in this Section 8(d), if “M-F” in the above formula is less than $1.00, the Company may elect to, and if “M-F” or is a negative number, the Company shall, in lieu of the adjustment otherwise required by this Section 8(d), distribute to the holder of a Warrant, upon exercise thereof, the evidences of indebtedness, assets, rights, options or warrants (or the proceeds thereof) which would have been distributed to such holder had such Warrant been exercised (for cash) immediately prior to the record date for such distribution.

(e) Issuance of Common Stock Below Current Fair Market Value. If the Company shall issue or sell shares of Common Stock, or Derivative Securities containing the right to subscribe for or purchase shares of Common Stock to someone other than the Holder, at a price per share (determined, in the case of such Derivative Securities, by dividing (A) the total amount receivable by the Company in consideration of the issuance and sale of such Derivative Securities, plus the total consideration, if any, payable to the Company upon exercise, conversion or exchange thereof, by (B) the total number of shares of Common Stock covered by such Derivative Securities) that is lower than the then current Fair Market Value (defined below) per share of Common Stock in effect immediately prior to such sale or issuance, then (1) the number of shares of Common Stock issuable upon exercise of each Warrant shall be increased by adding the number of shares of Common Stock theretofore issuable upon exercise of such Warrant to the product of (x) the Cheap Stock Issued (defined below), multiplied by (y) the Ownership Ratio (defined below); and (2) the Exercise Price shall be reduced by multiplying the then current Exercise Price by a fraction of which, the numerator shall be the number of shares of Common Stock issuable upon exercise of each Warrant immediately prior to such sale or issuance and the denominator of which shall be the number of shares of Common Stock issuable upon exercise of such Warrant after adjustment pursuant to clause (1), above. Such adjustment shall be made successively whenever any such sale or issuance is made.

“Cheap Stock Issued” shall be the number of additional shares of Common Stock issued or offered by the Company for subscription or purchase as described above minus the number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the then current Fair Market Value per share of Common Stock.

“Ownership Ratio” shall be a fraction, the numerator of which shall be the number of shares of Common Stock issuable upon exercise of each Warrant prior to such time, and the denominator of which shall be the number of shares of Common Stock then outstanding on the date of issuance or sale of such shares of Common Stock or such Derivative Securities. For purposes of such adjustments, the shares of Common Stock which the holder of any such Derivative Securities shall be entitled to subscribe for or purchase (assuming the exercise or conversion of any such Derivative Securities for cash (not on a “cashless” basis)) shall be deemed to be issued and outstanding as of the date of the sale and issuance of the rights, warrants or convertible or exchangeable securities.

“Fair Market Value” shall be equal to a discount of 10% to the average VWAP of the Common Stock for the 30 days preceding the issuance of such shares of Common Stock, or Derivative Securities.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, The Nasdaq Capital Market, The Nasdaq Global Market, The Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board or the Pink Sheets.

(f) Other Adjustments.

(i) Notwithstanding anything to the contrary contained in this Section 8, if, at any time while a Warrant is outstanding, the Company shall issue or sell shares of Common Stock, or Derivative Securities to someone other than the Holder, at a price per share (determined, in the case of such Derivative Securities, by dividing (A) the total amount receivable by the Company in consideration of the issuance and sale of such Derivative Securities, plus the total consideration, if any, payable to the Company upon exercise, conversion or exchange thereof, by (B) the total number of shares of Common Stock covered by such Derivative Securities) that is lower than the Exercise Price, the Company shall adjust the Exercise Price and number of shares into which each Warrant is convertible so that such Warrant shall be exercisable for the same percentage of the outstanding Common Stock (on an “as converted” basis) following the issuance or sale of such other shares of Common Stock or Derivative Securities for the same aggregate consideration prior to such adjustment; provided, that such adjustments shall only be made for the benefit of the Holder of this Warrant.

(ii) Notwithstanding anything to the contrary contained in this Section 8, if, at any time while a Warrant is outstanding, the number of shares underlying any Derivative Security, and/or the exercise or conversion price of such Derivative Security adjusts or would have adjusted for any reason (including as a result of the issuance of a Warrant) and the terms, manner or method of such adjustment are more favorable than the adjustment provisions contained in this Section 8, the Company shall adjust the Exercise Price and/or number of shares into which each Warrant is convertible in order to give the Holder the benefit of the more favorable terms, manner and/or method; provided, that no adjustment shall be made pursuant to this Section 8(f)(ii): (A) if an adjustment is otherwise required pursuant to another provision contained in this Section 8; (B) if the additional adjustment that may be required by this Section 8(f)(ii) would not require a decrease or increase of at least 1% in the Exercise Price then in effect or the number of shares of Common Stock issuable upon exercise of a Warrant; provided, that any adjustments that, by reason of this clause (B) of Section 8(f)(ii), are not required to be made shall be carried forward and taken into account in any subsequent adjustment; or (C) solely as a result of an adjustment pursuant to: (1) Section 7(f) of those certain warrants to purchase Common Stock each dated December 31, 2008 and issued to purchasers of shares of Series C Preferred Stock of the Company in connection with the purchase of such shares of Series C Preferred Stock or (2) Section 7(f)(ii) of those certain warrants issued to purchase Common Stock composing the Series D Units. For the avoidance of doubt, the Exercise Price and number of shares of Common Stock issuable upon exercise of each Warrant shall be adjusted so that such Warrant shall be exercisable for the same percentage of the outstanding Common Stock (on a fully diluted basis) following the adjustment of such other Derivative Security pursuant to the foregoing sentence for the same aggregate consideration prior to such adjustment; provided, that following such adjustment, if the exercise price of such other Derivate Security is less than the Exercise Price, the Exercise Price shall be reduced to the same exercise price as the Derivative Security; provided further, that such adjustments shall only be made for the benefit of the Holder of a Warrant.

(g) Section 8(e) and Section 8(f)(i) shall not apply to: (i) securities issued to employees, officers, directors, consultants or other service providers of the Company pursuant to a plan or agreement approved by the board of directors, including the Lighting Science Group Corporation Amended and Restated Equity-Based Compensation Plan, (ii) securities issued to settle the Company’s directors’ fees, (iii) securities issued pursuant to the exercise or conversion of currently issued Derivative Securities, restricted stock, or other derivative instruments of the Company, (iv) securities issued as a dividend on preferred stock of the Company, and (v) securities issued pursuant to an acquisition of shares or assets of a target company at a value not less than the fair market value as determined by an independent investment banking firm.

(h) Notices of Changes in Warrant. Upon every adjustment of the Exercise Price or the number of shares of Common Stock issuable on exercise of a Warrant, the Company shall give written notice thereof to the Holder, at the last address set forth for such Holder in the Warrant Register, which notice shall state (1) the record date or the effective date of the event, (2) the Exercise Price resulting from such adjustment, (3) the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of a Warrant, and (4) the method of calculation (in reasonable detail) and the facts upon which such calculation is based. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event. Within thirty days following the occurrence of any event requiring an adjustment pursuant to this Section 8, the Company shall issue each Holder a new Warrant reflecting the required adjustment(s) thereto, subject only to the surrender by the Holder of the Warrant Certificate for which such new Warrant relates.

Section 9. Purchase Rights; Reorganization, Reclassification, Consolidation, Merger or Sale.

(a) Upon the consummation of any Change of Control following which the Company is not a surviving entity, the Company will secure from the successor resulting from the Change of Control (the “Acquiring Entity”) a written agreement to deliver to each Holder in exchange for each Warrant, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Agreement and reasonably satisfactory to each Holder. Prior to the consummation of any Change of Control, the Company shall make appropriate provision to insure that each Holder will thereafter have the right to acquire and receive in lieu of the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of each Warrant, such shares of stock, securities or assets that would have been issued or payable in the Change of Control with respect to or in exchange for the number of shares of Common Stock that would have been acquirable upon exercise of each Warrant as of the date of the Change of Control.

Section 10. Lost, Stolen, Mutilated or Destroyed Warrant. If any Warrant is lost, stolen, mutilated, or destroyed, the Company shall promptly, on receipt of an indemnification undertaking reasonably satisfactory to the Company (or, in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination, tenor and date as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

Section 11. Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by fax transmittal (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and fax numbers for communications shall be:

If to the Company:

Lighting Science Group Corporation
Attention: General Counsel
Building 2A, 1227 South Patrick Drive
Satellite Beach, FL 32937
Tel: (321) 779-5520
Fax: (321) 779-5521

With a copy to:

Haynes and Boone, LLP
2323 Victory Avenue, Suite 700
Dallas, TX 75219
Fax: (214) 200-0577
Attention: Greg R. Samuel, Esq.

If to Pegasus:

Pegasus Capital Advisors, L.P.
505 Park Avenue
New York, NY 10022
Fax: (212) 355-2303
Attn: General Counsel

With a copy to:

Akin Gump Straus Hauer & Feld LLP
One Bryant Park
New York, NY 10036
Fax: (212) 872-1002
Attention: Jeffrey L. Kochian, Esq.

Written confirmation of receipt (A) given by the recipient of any notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s fax machine containing the time, date, recipient fax number and an image of the first page of the transmission, or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of receipt.

Section 12. Amendment and Waiver. Except as otherwise provided herein, this Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Holder. No provision hereunder may be waived other than in a written instrument executed by the waiving party.

Section 13. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Holders shall bind and inure to the benefit of their respective successors and assigns.

Section 14. Governing Law. This Warrant shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

Section 15. Examination of the Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the principal executive office of the Company for inspection by the Holder of any Warrant. The Company may require any such Holder to submit its Warrant Certificate for inspection by the Company.

Section 16. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

Section 17. Entire Agreement. This Agreement constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises, and commitments, whether written or oral, express, or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises, and commitments are hereby canceled and terminated.

Section 18. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed as of the date first written above.

LIGHTING SCIENCE GROUP CORPORATION

By:	/s/ John T. Stanley
Name: John T. Stanley
Title: Chief Operating Officer

PEGASUS PARTNERS IV, L.P.

By:	Pegasus Investors IV, L.P.
its general partner

By:	Pegasus Investors IV GP, L.L.C.
its general partner

By:	/s/ Richard Weinberg
Name: Richard Weinberg
Title: Vice President

Signature Page to Warrant Agreement

Exhibit A To Warrant Agreement

SPECIMEN WARRANT CERTIFICATE

NUMBER -	WARRANTS

(SEE REVERSE SIDE FOR LEGEND)

THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 P.M.

NEW YORK CITY TIME, JUNE 23, 2022

LIGHTING SCIENCE GROUP CORPORATION

WARRANT

THIS CERTIFIES THAT, for value received

is the registered holder of a Warrant or Warrants expiring June 23, 2022 (the “Warrant”) to purchase one fully paid and non-assessable share of common stock, par value $0.001 per share (“Shares”), of LIGHTING SCIENCE GROUP CORPORATION, a Delaware corporation (the “Company”), for each Warrant evidenced by this Warrant Certificate. Subject to the conditions set forth herein and in the Warrant Agreement dated as of June 23, 2010, by and between the Company and the Pegasus Partners IV, L.P. (the “Warrant Agreement”), the Warrant entitles the holder thereof to purchase from the Company, at any time after the date of issuance and terminating at 5:00 p.m., New York City time on June 23, 2022 (the “Expiration Date”), such number of Shares of the Company at the price of $7.00 per share, upon surrender of this Warrant Certificate and payment of the Exercise Price at the office of the Company.

Payment of the Exercise Price may be made, at the option of the holder of the Warrant and subject to conditions set forth herein and in the Warrant Agreement, by the following methods (or any combination thereof): (1) in cash or by wire transfer of immediately available funds; (2) by means of a cashless exercise pursuant to Section 4(c) of the Warrant Agreement; (3) by surrender of all or a portion (as appropriate) of such holder’s Series E Preferred Shares pursuant to Section 4(d) of the Warrant Agreement; or (4) by applying the Exercise Price Accrual credited to the account of such solder pursuant to Section 4(e) of the Warrant Agreement. In no event shall the registered holder of this Warrant be entitled to receive a net-cash settlement or other consideration in lieu of a physical settlement in Shares of the Company. The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the number of Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted. The term Exercise Price as used in this Warrant Certificate refers to the price per Share at which Shares may be purchased at the time the Warrant is exercised.

No fraction of a Share will be issued upon any exercise of a Warrant. If, upon exercise of a Warrant, a holder would be entitled to receive a fractional interest in a Share, the Company shall, upon exercise, round up or down to the nearest whole number the number of Shares to be issued to the Warrant holder.

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Upon any exercise of the Warrant for less than the total number of full Shares provided for herein, there shall be issued to the registered holder hereof or his, her, or its assignee a new Warrant Certificate covering the number of Shares for which the Warrant has not been exercised.

Warrant Certificates, when surrendered at the office of the Company by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

Upon due presentment for registration of transfer of the Warrant Certificate at the office of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other government charge.

The Company may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

This Warrant does not entitle the registered holder to any of the rights of a stockholder of the Company.

Capitalized terms used herein but not defined shall have the meaning set forth in the Warrant Agreement.

By:
Name:	Name:
Title:	Title:

DATED:

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EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER

TO EXERCISE WARRANTS

The undersigned holder hereby exercises the right to purchase                          shares of Common Stock (“Warrant Shares”) of Lighting Science Group Corporation, a Delaware corporation (the “Company”), evidenced by the attached Warrant Certificate (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant Agreement (the “Agreement”), dated as of June 23, 2010, by and between the Company and Pegasus Partners IV, L.P.

1. Payment of Exercise Price (check applicable box).

[    ] Payment in the sum of $                     [is enclosed] [has been wire transferred to the Company at the following account:                     ] in accordance with the terms of the Warrant.

[    ] Holder hereby elects to make the Payment for the Warrant Shares in accordance with Section 4(c) of the Agreement.

[    ] Holder hereby elects to make the Payment for the Warrant Shares in accordance with Section 4(d) of the Agreement.

Number of Series E Preferred Shares surrendered:

Liquidation Value per Series E Preferred Share:

Aggregate Liquidation Value of Series E Preferred Shares surrendered:

If any Excess Amount remains, Holder elects to (check one):

☐ forfeit the Excess Amount

☐ apply the Excess Amount to exercise a Warrant*

* please include cash payment equal to the difference between the Exercise Price and the Excess Amount

[    ] Holder requests that the Payment be reduced in accordance with Section 4(e) of the Agreement by applying $                     (which amount is attributable to the Exercise Price Accrual payable to the Holder on the Series E Preferred Shares) towards the Payment.

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2. Delivery of Warrant Shares. The Company shall deliver the Warrant Shares in the name of the undersigned or in such other name as is specified below in accordance with Section 4(a) of the Agreement at the following address:

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the registered holder at the address stated below:

3. Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

Dated:
(SIGNATURE)

(ADDRESS)

(TAX IDENTIFICATION NUMBER)

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ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs                              to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated     , 20     from the Company and acknowledged and agreed to by                     .

LIGHTING SCIENCE GROUP CORPORATION

By:
Name:
Title:

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ASSIGNMENT

To be Executed by the Registered Holder in Order to Assign Warrants

For Value Received,                                                       hereby sells, assigns and transfers unto

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

                                          of the Warrants represented by this Warrant Certificate and does hereby irrevocably constitute and appoint                                          Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:

(SIGNATURE)

THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO S.E.C. RULE 17 Ad – 15).

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Appendix I

Holder’s Contact Information

Name:

Address:

City, State, Zip:

Telephone Number:

Facsimile Number:

E-mail Address:

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